Exhibit 10.2(b)

CONTRACTOR GROUND HANDLING AGREEMENT

(Contractor as Handling Company, Continental as Carrier)

AHM 810 – Annex B

STANDARD GROUND HANDLING AGREEMENT

SIMPLIFIED PROCEDURE

ANNEX B.SYS.0 – LOCATIONS AGREED SERVICES, FACILITIES AND CHARGES

to the Standard Ground Handling Agreement (SGHA) of April 1993

Between:                Continental Airlines, Inc.

                              1600 Smith

                              Mail Stop HQSLG

                              Houston, Texas 77002

                              (hereinafter referred to as the “Carrier”)

And:                       ExpressJet Airlines, Inc.

                              700 North Sam Houston Parkway West, Suite 200

                              Houston, Texas 77067

                              (hereinafter referred to as the “Handling Company”)

effective from:         January 1, 2001

This Annex             B.SYS.0

for the location:       The Handling Company shall provide ground handling services at the airports set forth on Schedule 1 hereto.

                              The Carrier may elect, at its sole discretion and upon at least 90 days notice to the Handling Company, to require the Handling Company to provide ground handling services to the Carrier at any airport to which the Handling Company already flies Scheduled Flights at the time of such election.  Schedule 1 shall be amended to reflect each such addition.

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

                              Notwithstanding the foregoing, the Carrier may elect, at its sole discretion and upon at least 90 days’ prior written notice to the Handling Company, to terminate the provision of services covered hereunder by the Handling Company at any airport.  In addition, the provisions of this agreement shall terminate with respect to any airport not listed on Schedule 2 hereto and to which Scheduled Flights cease to be scheduled (other than a temporary cessation, it being understood that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season), it being acknowledged that this agreement shall not terminate at any airport listed on Schedule 2 hereto as a result of the cessation of Scheduled Flights to such airport. Additionally, Handling Company may elect to terminate the provision of services provided by Handling Company pursuant hereto at any airport listed on Schedule 2 hereto upon at least 90 days’ written notice to the Carrier and in any event only at such time as the Carrier, using its commercially reasonable efforts, is able to provide the ground handling services provided by the Handling Company hereunder at such airport.  Schedule 1 (and Schedule 2 as applicable) shall be amended to reflect each such termination.

is valid from:           January 1, 2007

and replaces:          Annex B. SYS.0 dated as of January 1, 2001, as previously amended.

Capitalized terms used herein that are not defined herein or in the Standard Ground Handling Agreement of April 1993 as published by the International Air Transport Association (the “Main Agreement”) or in Annex A thereto, shall have the meanings given to such terms in the Capacity Purchase Agreement among the Carrier, the Handling Company and ExpressJet Holdings, Inc., the Handling Company’s parent (the “CPA”)

This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms and conditions of the Main Agreement and Annex A to the Main Agreement shall apply as if such terms were repeated here in full, except as otherwise modified pursuant to this Annex B.  By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.  The Main Agreement and Annex A, as modified pursuant to this Annex B shall be referred to herein as the “Agreement.”

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

PARAGRAPH 1 – HANDLING CHARGES

1.1       The Handling Company shall provide the services of Annex A enumerated below for the Carrier’s scheduled flights at the locations set forth above:

1.1.1.   For services of the Annex A in its:

SECTION 1 – REPRESENTATION AND ACCOMMODATION:

1.1.2., 1.1.3., 1.1.4.

1.2.1., 1.2.2, 1.2.3.

SECTION 2 – LOAD CONTROL AND COMMUNICATION:

2.1.1., 2.1.2., 2.1.3.

2.2.1., 2.2.2., 2.2.3.

SECTION 4 – PASSENGERS AND BAGGAGE:

4.1.1., 4.1.2., 4.1.3., 4.1.4., 4.1.5., 4.1.6, 4.1.7. (in accordance with the Baggage Resolution System Agreement)., 4.1.8., 4.1.10(b) (if applicable)., 4.2., 4.3., 4.4.1., 4.4.2. (a), 4.4.4. (a)(c), 4.4.5., 4.4.6., 4.4.7.

SECTION 5 – CARGO AND MAIL:

5.1. thru 5.5 (CO’s cargo products); at BRO, the employees handling trucking cargo operations will be treated as additional services subject to additional charges hereunder.

SECTION 6 – RAMP:

6.1., 6.2.1., 6.2.2. (a), 6.2.3. (on request), 6.3., 6.4.1.(b)., 6.4.3., 6.4.4., 6.4.5., 6.4.6. (a)(b), 6.4.7., 6.4.8., 6.4.9., 6.4.12., 6.5.1. (on request), 6.6.1., 6.7.1.

SECTION 7 – AIRCRAFT SERVICING:

7.2.2., 7.3., 7.4.1., 7.5.1., 7.5.2., 7.6.2. (ad hoc rates apply)., 7.8.1.

SECTION 8 – FUELING AND OIL:

8.1.1., 8.1.2., 8.1.12.

SECTION 10 – FLIGHT OPERATIONS AND CREW ADMINISTRATION:

10.1.1., 10.1.2., 10.1.4., 10.2.1., 10.2.2.(c), 10.2.5., 10.2.6., 10.2.7., 10.5.1.

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

SECTION 12 – CATERING SERVICES:

12.1.1., 12.1.2.

SECTION 14 – SECURITY:

14.1., 14.2., 14.4., 14.5.(GSC)

1.1.2.   FEES FOR SERVICES COVERED UNDER THE SECTIONS LISTED ABOVE:

The charges set forth below do not include airport landing fees, or any other airport taxes or charges, except as provided specifically below.

Flight Fee:        The Carrier shall pay to the Handling Company a Base Per Flight Fee for the ground handling services listed above to be provided hereunder, which fee shall equal the Handling Company’s cost of providing such services, as reasonably determined by the Handling Company.

Notwithstanding the foregoing sentence, effective as of January 1, 2007, the Base Per Flight Fee (expressed on a per turn basis) for ground handling services listed above to be provided hereunder for any regional jet aircraft having 50 or fewer seats operated by Handling Company or any codeshare partner of Carrier at any airport listed on Schedule 2 hereto shall be as set forth opposite such airport on Schedule 2 hereto (and it is acknowledged that any such services provided by Handling Company for aircraft (other than regional jet aircraft having 50 or fewer seats) shall be provided at the incremental cost thereof) and such Base Per Flight Fee (in respect of such regional jet aircraft having 50 or fewer seats at such airports) shall cover any airport charges imposed on Handling Company as of December 1, 2006 in respect of the related ground handling services provided hereunder at such airports and any associated Base Per Flight Fee payable hereunder (except that any such charges imposed on Handling Company after December 1, 2006 shall be reimbursed to the Handling Company by the Carrier).

The Base Per Flight Fee set forth on Schedule 2 hereto shall remain in effect for each airport listed through December 31, 2010, except that it shall be adjusted yearly (commencing on January 1, 2008) as follows: The yearly adjustment would be done by multiplying the applicable Base Per Flight Fee rate in effect for the prior year by the lower of (a) the Annual CPI Change and (b) [confidential information omitted and filed separately with the securities and exchange commission pursuant to a request for confidential treatment.]. The Annual CPI Change would be, for any January 1, the fraction  (expressed as a number rounded to four decimal places) as determined on the immediately preceding December 15th (or the first Business Day thereafter on which relevant CPI figures are publicly available) equal to the quotient obtained by dividing the simple

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

average of the sum of the CPI for each of the last twelve months ending November immediately preceding such January 1 by the simple average of the sum of the CPI for each of the last twelve months ending November of the preceding year. (As an example, and for illustrative purposes only, the Annual CPI Change for January 1, 2005 would be equal to 188.383 (the simple average of the sum of the CPI for the last twelve months ending November of 2004) divided by 183.6750 (the simple average of the sum of the CPI for the last twelve months ending November of 2003), or 1.0256.)   “CPI” – means (i) the Consumer Price Index for All Urban Consumers – U.S. City Average, All Items, Not Seasonally Adjusted Base Period: 1982-84 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America.  If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.

As provided above, the Base Per Flight Fee set forth on Schedule 2 hereto shall be payable on a per turn basis. However, if in any month through no fault of Handling Company and except in cases of force majeure applicable to Handling Company or the subject airport) the actual number of turns to which such Base Per Flight Fee is applicable at any airport differs from the final scheduled number of such turns for such month at such airport (as determined by the final monthly schedule provided to Handling Company relating to such turns at such airport), then Carrier shall pay Handling Company the greater of (i) the scheduled number of such turns for such month at such airport and (ii) the actual number of such turns for such month at such airport.

In the event of a significant change in the schedule upon which the Base Per Flight Fees in Schedule 2 at any airport are based, Carrier and Handling Company will meet and negotiate in good faith to make appropriate adjustments to the Base Per Flight Fees at the airports where such change is occurring.

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

Handling Company and Carrier agree that the Base Per Flight Fee payable hereunder in respect ground handling services listed above to be provided hereunder for any regional jet aircraft having 50 or fewer seats operated by Handling Company or any codeshare partner of Carrier at any airport listed on Schedule 2 hereto is the sole and exclusive payment obligation of Carrier for such services and accordingly, that any costs to Handling Company of providing such services (including, without limitation, all costs related to aircraft cleaning as defined in 7.2.2 and 7.3 of the Annex A to the Main Agreement, ground support equipment, ground support equipment gas and oil, labor costs (including without limitation, general managers, supervisors, agents and other ground handling personnel) inclusive of all fringe, profit sharing, on-time or any other incentive compensation) and shall therefore be deemed Excluded Costs for all purposes under the CPA. For the avoidance of doubt, it is acknowledged that the Base Per Flight Fees listed on Schedule 2 hereto shall not be deemed to include airport security, snow removal expenses, exceptional passenger services (e.g., denied boarding compensation, interrupted trip costs for meals or lodging, and the costs of baggage delivery, or repairs to baggage), recurring facility expenses (e.g., telecommunications, utilities, facility maintenance, janitorial services), and exterior aircraft cleaning (and further that the exclusion of such items shall not be construed to expand the services that are included within the Base Per Flight Fee). Additionally, notwithstanding anything to the contrary in the CPA, no termination costs, including without limitation, any costs associated with any fixtures or other unremovable capitalized items, shall be chargeable thereunder to Carrier in respect of any such items at any of the airports listed on Schedule 2 hereto (and any costs thereof at such airports shall be deemed Excluded Costs for all purposes under the CPA); provided, however, that if any termination hereunder by the Carrier relates to all such services at any of the airports set forth on Schedule 2 hereto and is to become effective prior to October 1, 2007, then Carrier shall remain responsible for applicable fees, if any, pursuant to Section 2.02(e)(i) of the CPA related to the termination of such services at any such airport; provided further, that if and at such time that any airport listed on Schedule 2 hereto is no longer a Contractor Airport, then Carrier agrees to reimburse Handling Company for any fixtures and other unremovable capitalized items as may be required by Section 5(c) of the Master Facility and Ground Handling Agreement.  Handling Company further agrees that anything to the contrary in the CPA notwithstanding, no Cost Factor under the CPA shall be applied to costs of any Incremental Contractor Terminal Facilities located at the airports listed on Schedule 2 hereto (such that no margin is paid with respect thereto).

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

            The parties hereto agree that upon the request of the other party hereto they will promptly enter into any necessary amendment of the CPA (and any related agreement) to further evidence the modifications to the CPA (and any such related agreement) agreed to herein (and in the case of such amendment to the CPA, Handling Company agrees that it will cause Holdings and XJT to evidence their agreement thereto).

1.1.3    EQUIPMENT PROVIDED BY CARRIER:

            Notwithstanding anything contained in Paragraph 1.1.1 to the contrary, at each airport, the Carrier shall be responsible for supplying all ground handling equipment that is usable only for jet aircraft (other than regional jets having 50 or fewer seats), which, as of the date hereof, is the equipment set forth on Schedule 3 hereto, and which equipment shall not be used by Handling Company for any purpose other than providing ground handling services to Carrier. As between Handling Company and Carrier, Handling Company shall be responsible for supplying all other ground handling equipment necessary for the provision of ground handling services hereunder. Handling Company agrees that, notwithstanding any provision to the contrary in the Continental Ground Handling Agreement (and pursuant to which Carrier provides ground handling services to Handling Company), any ground handling equipment provided by Handling Company at any airport pursuant to the Continental Ground Handling Agreement may be used thereunder to provide ground handling to any codeshare partners of Carrier.

PARAGRAPH 2 – ADDITIONAL CHARGES

2.1       Services in Annex A which are not included in Paragraph 1 of this Annex and all other additional services when available will be charged for as follows, it being the intent of the parties that any such costs incurred by Handling Company on behalf of Carrier or any of Carrier’s codeshare partners at the direction of Carrier at a Contractor Airport will be treated as additional services and charged to Carrier at the incremental cost to provide such services or as otherwise provided below:

2.1.1.   Overtime.  If, upon Carrier’s request, the Handling Company agrees to provide additional personnel in order to handle a flight outside of the scheduled arrival and departure times or for any other reason, the Handling Company will charge Carrier the Handling Company’s actual cost of providing such additional personnel; provided that, with respect to the airports listed on Schedule 2, Handling Company shall be paid in accordance with the rates set forth on Schedule 2.

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

2.1.2.   Supplies.  The Carrier will furnish the Handling Company those items specific to its operation, such as, but not limited to, cabin appearance supplies, (i.e. safety cards, pillows and blankets), baggage tags, forms, ticket envelopes, tariffs, timetables, etc.  Any materials or supplies provided to the Carrier by the Handling Company will be charged back to the Carrier at the Handling Company’s replacement cost.

2.1.3.   Third Party Services.  The Carrier shall, at the Handling Company’s discretion, be responsible for the cost and/or a pro-rata share of the cost, whichever is applicable, incurred by the Handling Company for outside vendor services (to the extent such services are requested by Carrier and are not included within the services in Annex A that are included in Paragraph 1 of this Annex).

2.1.4.   De-Icing.  For de-icing services provided by the Handling Company, the Handling Company shall charge the Carrier the procurement cost of fluids and all other actual costs of the Handling Company for providing such de-icing services including the Handling Company’s actual labor costs associated with such services (to the extent there are any additional labor costs associated with the provision of such services). Carrier agrees that any additional labor costs for any de-icing services pursuant to this Section 2.1.4 to the extent applicable to regional jet aircraft having 50 or fewer seats (together with any procurement cost of fluids to the extent applicable to Handling Company’s operations conducted as “Continental Express”) shall be reimbursed to Handling Company pursuant to the reimbursement provisions of the CPA (with margin as provided thereunder).

2.1.5.   Training.  The Carrier agrees to reimburse the Handling Company for all associated out-of-pocket expenses required to train the Handling Company’s employees in the Carrier’s procedures and administrative requirements.

PARAGRAPH 3 – DISBURSEMENTS

3.1       Disbursements made on behalf of the Carrier shall be reimbursed to the Handling Company at cost.

PARAGRAPH 4 –SETTLEMENT OF ACCOUNT

4.1       Notwithstanding Article 7.2 of the Main Agreement, settlement of account shall be effected in accordance with the relevant provisions of the CPA, including any applicable setoff provisions).

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

PARAGRAPH 5 – TERMINATION OF AGREEMENT

5.1       This Agreement may be terminated by either party at any time following the termination of the CPA; provided, that this Agreement may not be terminated pursuant to this sentence during the Wind-Down Period with respect to any location to which Scheduled Flights continue to fly during such Wind-Down Period.  If the Carrier fails to make payments as agreed upon in Paragraph 4.1., the Handling Company may terminate the agreement upon twenty-four (24) hours notice by letter, teletype or facsimile.

PARAGRAPH 6 – TRANSFER OF SERVICES

6.1       In accordance with Article 3.1 of the Main Agreement, the Handling Company may subcontract the services of Annex A as necessary in order to support the Carrier’s operation.

PARAGRAPH 7 – OTHER MODIFICATIONS TO MAIN AGREEMENT

7.1       Upon the request of the Carrier from time to time at its sole discretion, and for so long as requested by the Carrier during the Term of this Agreement, the Handling Company shall provide ground handling services pursuant to this Agreement at any location covered by this Annex B to any of the Carrier’s codeshare partners.  In this regard, Handling Company acknowledges that Carrier has requested that Handling Company provide ground services hereunder to flights of Chautauqua Airlines, Inc. doing business as Continental Express at the airports listed on Schedule 2 hereto and Handling Company agrees to provide such services commencing as of the dates previously provided to Handling Company (scheduled to begin on January 8, 2007).

7.2       Sections 11.4, 11.5, 11.6, 11.10 and Article 9 of the Main Agreement shall not apply to this Agreement.

7.3       Handling Company and Carrier agree that all third-parties engaged by Carrier or Handling Company as of the date hereof (and any party engaged by Carrier after the date hereof to provide ground handling services to Carrier and/or its code share partners) is hereby approved for all purposes of Section 3.1 and Section 3.2, as appropriate, of the Main Agreement and also for purposes of the provision of ground handling services by Continental as the Handling Company to ExpressJet as Carrier under the Continental Ground Handling Agreement.

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

7.4       In connection with the determination of the Base Per Flight Fee pursuant to Section 1.1.2 above (other than the stipulated Base Per Flight Fee applicable in respect of the services covered by such Base Per Flight Fee at airports set forth on Schedule 2 hereto) and the charges pursuant to Section 2 above, Handling Company shall make available for inspection by Carrier and its outside auditors, within a reasonable period of time after Carrier makes a written request therefor, all of Handling Company’s books and records (including all financial and accounting records and operational reports, and records of other subsidiaries or affiliates of Handling Company, if any, as necessary to audit such charges) relating to this Agreement and the provision of services hereunder by Handling Company.  Each of Carrier and its outside auditors shall be entitled to make copies and notes of such information as it deems necessary and to discuss such records with Handling Company’s Chief Financial Officer or such other employees or agents of Handling Company knowledgeable about such records.  Upon the reasonable written request of Carrier or its outside auditors, Handling Company will cooperate with Carrier and its outside auditors to permit Carrier and its outside auditors access to Handling Company’s outside auditors for purposes of reviewing such records.

7.5       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as provided in Section 11.14 of the CPA.

7.6       Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 11.08 of the CPA as if such provisions applied to the subject Claim(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the 1st day of December, 2006.

Carrier:                                                             Handling Company:

Continental Airlines, Inc.                                           ExpressJet Airlines, Inc.

BY:                                                                              BY:                                                __________________

TITLE:                                                                         TITLE:                                           __________________

DATE:                                                                         DATE:                                           __________________

Schedule 1       Airports

Schedule 2       Airports/Base Per Flight Fee

Schedule 3 Carrier Equipment

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

AHM 810 – Annex B

Schedule 1

AIRPORTS

[“Contractor Airports”]

ABE

ACK

AEX

ALB

AMA

AVL

BFL

BGR

BHM

BOI

BRO

BTR

BTV

CAE

CHA

CRP

CRW

CVG

DAB

DAL

DAY

DSM

ERI

GPT

GRR

GSP

HPN

HRL

HSV

IAD

ICT

JAN

JFK

LBB

LCH

LEX

LFT

LIT

LRD

MAF

MDT

MEM

MGM

MHT

MKE

MOB

MSN

MYR

OMA

PIT

PSP

PWM

ROC

SAV

SDF

SHV

SYR

TLH

TYS

VPS

XNA

1 of 1

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

AHM 810 – Annex B

Schedule 2
Airport	Base Per Flight Fee*

AEX	[confidential information omitted and filed separately with the securities and exchange commission pursuant to a request for confidential treatment.]
AMA
BRO
BTR
CAE
CRP
HRL
LBB
LIT
LRD
MAF
MGM
MOB
SDF
VPS

*Subject to adjustment as provided in the agreement to which this Schedule 2 is attached.

The additional charges contemplated in Section 2.1.1 shall be paid at [confidential information omitted and filed separately with the securities and exchange commission pursuant to a request for confidential treatment.]of the then-current straight time MAGSA rates for non-mechanic personnel.  These additional hours will be charged only if staff is required to work and is paid for additional hours to accommodate late or unscheduled flights.

1 of 1

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006

AHM 810 – Annex B

Schedule 3

CARRIER EQUIPMENT

Towbar

GPU

Passenger Stairs

Airstart Unit

Deicer

Beltloader

Pushback Tractor

1 of 1

Annex B.SYS.0

Continental Airlines/ExpressJet Airlines, Inc.                                     [ExpressJet as Handling Company]

Dated:  December 1, 2006